UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/10/2011

GLOBAL CROSSING LTD

(Exact name of registrant as specified in its charter)

Commission File Number: 001-16201

Bermuda	980189783
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Wessex House, 45 Reid Street

Hamilton, Bermuda

HM12

(Address of principal executive offices, including zip code)

441-296-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Agreement and Plan of Amalgamation

On April 10, 2011, Global Crossing Limited (the “Company” or “Global Crossing”) entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Level 3 Communications, Inc., a Delaware corporation (“Level 3”), and Apollo Amalgamation Sub, Ltd., a Bermuda exempted limited liability company and a direct wholly owned subsidiary of Level 3 (“Amalgamation Sub”).

The Amalgamation Agreement provides that, among other things and subject to the satisfaction of certain closing conditions, Amalgamation Sub and Global Crossing will amalgamate pursuant to Bermuda law (the “Amalgamation”) and continue as a Bermuda exempted limited liability company. As a result of the Amalgamation, (i) each issued and outstanding common share of the Company, par value $0.01 per share (“Company Common Stock”), other than dissenting shares or shares held by Level 3 or the Company, will be exchanged for 16 shares of Level 3’s common stock, par value $0.01 per share (“Level 3 Common Stock”), including the associated rights under that certain Rights Agreement, dated as of April 10, 2011, between Level 3 and Wells Fargo Bank, N.A., as rights agent and filed as Exhibit 4.2 to the Current Report on Form 8-K filed by Level 3 on April 14, 2011) (the “Amalgamation Consideration”) and (ii) each issued and outstanding share of the Company’s convertible preferred stock, par value $0.10 per share (“Company Convertible Preferred Stock”), will be exchanged for the Amalgamation Consideration, plus an amount equal to the aggregate accrued and unpaid dividends thereon. The Amalgamation Agreement also provides that the (i) issued and outstanding options to purchase the Company’s Common Stock will be exchanged into options to purchase Level 3 Common Stock and (ii) issued and outstanding restricted stock units covering the Company’s Common Stock will, to the extent applicable in accordance with their terms, vest and settle for Level 3 Common Stock.

The Amalgamation is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

The Amalgamation Agreement contains customary representations and warranties, including, among others, (i) representations and warranties by the Company regarding the Company’s corporate organization and capitalization, the accuracy of the Company’s reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the absence of certain changes or events relative to the Company and its subsidiaries since December 31, 2010 and (ii) representations and warranties by Level 3 and Amalgamation Sub regarding their corporate organization, Level 3’s capitalization, the accuracy of Level 3’s reports and financial statements filed under the Exchange Act and the absence of certain changes or events relative to Level 3 and its subsidiaries since December 31, 2010.

The Amalgamation Agreement contains customary covenants, including, among others, agreements by each of the Company and Level 3 (i) to continue conducting its respective businesses in the ordinary course, consistent with past practice and in compliance with applicable law during the interim period between the execution of the Amalgamation Agreement and consummation of the Amalgamation, (ii) not to engage in certain specified kinds of transactions during that period and (iii) to hold a meeting of its stockholders to vote upon, in the case of the Company’s shareholders, the approval and adoption of the Amalgamation, and, in the case of Level 3’s stockholders, the approval of both the issuance of the Amalgamation Consideration and the adoption of an amendment to Level 3’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Level 3 Common Stock (the “Level 3 Charter Amendment”). In addition, each of Global Crossing and Level 3 has agreed that, subject to certain exceptions, its board of directors will recommend the approval and adoption of the Amalgamation (in the case of Global Crossing), and the approval of each of the issuance of the Amalgamation Consideration and the adoption of the Level 3 Charter Amendment (in the case of Level 3), by its stockholders. The Company and Level 3 have also made certain additional customary covenants, including, among others, not to (i) solicit or knowingly encourage inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information in connection with, alternative business combination transactions.

The closing of the Amalgamation is subject to certain conditions, including (i) the approval and adoption of the Amalgamation by the Company’s shareholders, (ii) the approval of issuance of the Amalgamation Consideration and the adoption of the Level 3 Charter Amendment by Level 3’s stockholders, (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable antitrust laws in certain other jurisdictions, (iv) receipt of certain regulatory and governmental approvals (including receipt of approval from the Federal Communications Commission and the Committee on Foreign Investment in the United States), (v) there being no material adverse effect on the Company or Level 3 prior to the closing of the Amalgamation and (vi) other customary conditions.

Either the Company or Level 3 may terminate the Amalgamation Agreement if, among certain other circumstances, (i) the Amalgamation has not become effective on or before April 10, 2012 or (ii) the Company’s shareholders fail to approve the Amalgamation or Level 3’s stockholders fail to approve the issuance of the Amalgamation Consideration or the adoption of the Level 3 Charter Amendment. In addition, the Company may terminate the Amalgamation Agreement under certain other circumstances, including: (a) to allow the Company to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” (b) if Level 3’s board of directors withdraws or adversely changes its approval or recommendation of the issuance of the

Amalgamation Consideration or the adoption of the Level 3 Charter Amendment, (c) if Level 3 fails to obtain the proceeds sufficient to consummate the Amalgamation and repay the debt of Global Crossing required to be repaid as a result of the Amalgamation after the completion of a marketing period or (d) if Level 3 materially breaches its obligation not to solicit alternative transactions or engage in negotiations in connection therewith, or materially breaches the Amalgamation Agreement such that the conditions to closing would not be satisfied. Level 3 may terminate the Amalgamation Agreement under certain other circumstances, including: (a) to allow Level 3 to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” (b) the Company’s board of directors withdraws or adversely changes its approval or recommendation of the Amalgamation, (c) if Level 3 fails to obtain the proceeds sufficient to consummate the Amalgamation and repay the debt of Global Crossing required to be repaid as a result of the Amalgamation after the completion of a marketing period or (d) if Global Crossing materially breaches its obligation not to solicit alternative transactions or engage in negotiations in connection therewith, or materially breaches the Amalgamation Agreement such that the conditions to closing would not be satisfied.

The Amalgamation Agreement also provides that (i) upon termination under specified circumstances, including, among others, a change in the recommendation of the Company’s board of directors or termination of the Amalgamation Agreement by the Company to enter into definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” the Company would be required to pay to Level 3 a termination fee of $50 million and certain expenses incurred by Level 3 in pursuing the Amalgamation, including the Financing Expenses (as defined below), and (ii) upon termination under specified circumstances, including, among others, a change in the recommendation of Level 3’s board of directors or termination of the Amalgamation Agreement by Level 3 to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” Level 3 would be required to pay Global Crossing a termination fee of $70 million and certain expenses incurred by Global Crossing in pursuing the Amalgamation.

Level 3 would be obligated to pay to Global Crossing a termination fee of $70 million (the “Financing Fee”), less 50% of certain unreimbursed expenses incurred by Level 3 in pursuing the financing, including commitment and other upfront fees (the “Financing Expenses”), if all the conditions to closing have been met and the Amalgamation is not consummated because of Level 3’s failure to obtain proceeds from the Lenders (as defined below) sufficient to consummate the Amalgamation and refinance Global Crossing’s debt at the closing of the transaction. However, if the failure to obtain such proceeds is due to Level 3’s willful and material breach of its obligations to obtain financing, Level 3 would be obligated to pay to Global Crossing a termination fee of $120 million (the “Supplemental Financing Fee”). If the failure to obtain such proceeds is due to the Lenders’ willful and material breach of their obligations under the Commitment Letter (as defined below) or the definitive financing documents, Level 3 would be obligated to pay to Global Crossing the Financing Fee, less, in certain circumstances, 50% of the Financing Expenses; provided, that Level 3 would be required to pay to Global Crossing any amounts received from the Lenders arising from the resolution of claims against the Lenders in excess of the Financing Fee, up to an amount equal to the Supplemental Financing Fee, less, in certain circumstances, 50% of the Financing Expenses.

Unanimous Written Consent

On April 10, 2011, as required by the Certificate of Designation for the Company Convertible Preferred Stock, STT provided a unanimous written consent (the “Consent”) for the Company to enter into the Amalgamation Agreement, subject to certain terms and conditions. On April 10, 2011, the Company acknowledged and agreed to the terms and conditions set forth in the Consent.

Item 8.01. Other Events

Voting Agreement

In connection with the Amalgamation Agreement, on April 10, 2011, Global Crossing’s controlling shareholder, STT Crossing Ltd. (“STT”), entered into a Voting Agreement with Level 3 (the “Voting Agreement”), pursuant to which it agreed, among other things, (i) subject to certain limited exceptions as set forth in the Voting Agreement, to vote the Company Common Stock and the Company Convertible Preferred Stock held by it in favor of the approval and adoption of the Amalgamation and (ii) to restrict its ability to transfer, sell or otherwise dispose of, grant proxy to or permit the pledge of or any other encumbrance on such Company Common Stock or Company Convertible Preferred Stock. Pursuant to the Voting Agreement, STT and Level 3 have agreed upon the types of actions STT would be required to take, and the types of actions STT would not be required to take, in connection with obtaining regulatory and governmental approvals required under the Amalgamation Agreement. In the event that the Amalgamation Agreement is terminated, the Voting Agreement will also terminate.

As of April 11, 2011, STT beneficially owns shares of the Company Common Stock and Company Convertible Preferred Stock which, in the aggregate, represent approximately 60% of the Company’s voting shares (which amount includes 100% of the outstanding shares of the Company’s Convertible Preferred Stock).

Stockholder Rights Agreement

In connection with the Amalgamation Agreement, on April 10, 2011, STT entered into a Stockholder Rights Agreement with Level 3 (the “Stockholder Agreement”), which becomes effective on closing of the Amalgamation, and pursuant to which Level 3 agreed, among other things, that upon closing of the Amalgamation, Level 3’s board of directors will appoint a specified number of directors designated by STT, determined as follows: if, at closing Level 3’s board of directors consists of (i) 13 or fewer directors, STT would be allocated three designees, (ii) 14 through 16 directors, STT would be allocated four designees or (iii) 17 or more directors, STT would be allocated five designees. The Stockholder Agreement provides that, following the closing of the Amalgamation, STT will have the right to nominate the number of directors for Level 3’s board of directors that is proportionate to its percentage ownership of Level 3 Common Stock. However, STT will have the right to nominate (i) at least two directors as long as STT owns at least 15% of the outstanding Level 3 Common Stock and (ii) at least one director as long as STT owns at least 10% of the outstanding Level 3 Common Stock.

Under the Stockholder Agreement, STT, for the relevant time period and without the prior written consent of the majority of the entire board of directors of Level 3 (excluding any representatives or designees of STT), (i) is prohibited from acquiring or publicly proposing to acquire any material assets of Level 3 or seeking to effect a business combination transaction, seeking to have representatives elected to Level 3’s board of directors (other than pursuant to its right to designate directors under the agreement) or soliciting proxies for the purpose of seeking to control or influence the board of directors, or forming a group in connection with any of the foregoing and (ii) may not acquire any shares of Level 3 Common Stock (including shares issuable upon exercise of any convertible securities) unless after giving effect to such acquisition STT would beneficially own less than 34.5% of the outstanding shares of Level 3 Common Stock. STT is also subject to certain other limitations on the acquisition and transfer of shares of Level 3 Common Stock and securities convertible into Level 3 Common Stock.

Under the Stockholder Agreement, Level 3 grants STT certain registration rights and agrees to offer new equity interests in Level 3 to STT for the same price and on the same terms as such new equity interests are proposed to be offered to others.

Commitment Letter

As described in Level 3’s Current Report on Form 8-K filed on April 14, 2011, concurrently with the signing of the Amalgamation Agreement, Level 3 Financing, Inc. and Level 3 entered into a financing commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and Citigroup Global Markets Inc. (“CGMI” and, together with Bank of America and Merrill Lynch, the “Lenders”). Level 3 expects the financing under the Commitment Letter, together with cash balances, to be sufficient to provide the financing necessary to consummate the Amalgamation and to refinance certain existing indebtedness of Global Crossing. The Commitment Letter provides for a senior secured term loan facility in an aggregate amount of $650 million. The Commitment Letter also provides for a $1.1 billion senior unsecured bridge facility, if up to $1.1 billion of senior notes or certain other securities are not issued by Level 3 Financing, Inc. or Level 3 to finance the Amalgamation on or prior to the closing of the Amalgamation. The financing commitments of Bank of America and CGMI are subject to certain conditions set forth in the Commitment Letter.

The descriptions of the Amalgamation Agreement, the Consent, the Voting Agreement, the Stockholder Rights Agreement and the Commitment Letter and the transactions contemplated thereby herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements and consent. The Amalgamation Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Consent, the Voting Agreement and the Stockholder Rights Agreement are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, to STT’s Schedule 13D/A filed on April 13, 2011 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Amalgamation, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE AMALGAMATION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMALGAMATION. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing such request to: the Company by telephone at (800) 836-0342 or by submitting a request by e-mail to glbc@globalcrossing.com or a written request to the Secretary, Wessex House, 45 Reid Street, Hamilton HM12 Bermuda or from Global Crossing’s Investor Relations page on its corporate website at http://www.globalcrossing.com.

Participants in Solicitation

This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell common stock of the Company or Level 3. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the Amalgamation. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on May 19, 2010, and in the proxy statement for the Company’s 2011 Annual Meeting of Shareholders, which is expected to be filed with the SEC prior to April 30, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Amalgamation, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Amalgamation, when filed with the SEC.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements relating to the Amalgamation are subject to various risks and uncertainties, including uncertainties as to the timing of the Amalgamation, the possibility that alternative acquisition proposals will be made, the possibility that alternative acquisition proposals will not be made, the possibility that various closing conditions for the Amalgamation may not be satisfied or waived and the possibility that Level 3 and Amalgamation Sub will be unable to obtain sufficient funds to close the Amalgamation. Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the Company’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; the availability of future borrowings in an amount sufficient to pay the Company’s indebtedness and to fund its other liquidity needs; legal and contractual restrictions on the inter-company transfer of funds by the Company’s subsidiaries; the Company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the Company’s Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to the Company’s substantial international operations; risks associated with movements in foreign currency exchange rates; risks related to restrictions on the conversion of the Venezuelan bolivar into U.S. dollars and to the resultant buildup of a material excess bolivar cash balance, which is carried on the Company’s books at the official exchange rate, attributing to the bolivar a value that is significantly greater than the value that would prevail on an open market; potential weaknesses in internal controls of acquired businesses, and difficulties in integrating internal controls of those businesses with the Company’s own internal controls; exposure to contingent liabilities; and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Amalgamation, dated as of April 10, 2011, among Level 3 Communications, Inc., Apollo Amalgamation Sub, Ltd. and Global Crossing Limited

Exhibit 10.1	Consent, dated as of April 10, 2011, of STT Crossing Ltd., as acknowledged and agreed to by the Company (incorporated by reference to Exhibit 99.2 of STT Crossing Ltd.’s Schedule 13D/A filed on April 13, 2011)

Exhibit 99.1	Voting Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd. (incorporated by reference to Exhibit 99.1 of STT Crossing Ltd.’s Schedule 13D/A filed on April 13, 2011)

Exhibit 99.2

Stockholder Rights Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd. (incorporated by reference to Exhibit 99.3 of STT Crossing Ltd.’s Schedule 13D/A filed on April 13, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: April 14, 2011	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
SVP and Secretary